Exhibit 3.1

POLYPORE INTERNATIONAL, INC.

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

The registered office of Polypore International, Inc. (the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and The Corporation Service Company will be the resident agent of the Corporation in charge thereof.  The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.               Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of any other business properly brought before the annual meeting will be held on such day in such month, at such time and in such place within or without the State of Delaware as may be designated by the Board of Directors and set forth in the notice of such meeting.

Section 2.               Special Meetings.  A special meeting of the stockholders for any purpose or purposes (a) may be called at any time by the Board of Directors or by its Chairman, or by the Chief Executive Officer and President, and (b) will be called by the Chief Executive Officer and President at the request in writing of stockholders owning shares of the Corporation’s capital stock entitled to a majority of the total number of votes entitled to be cast by the entire capital stock of the corporation issued and outstanding and entitled to vote.  Any request pursuant to (b) will state the purpose or purposes of the proposed meeting.  Special meetings shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors and set forth in the notice of such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.               Notice of Meetings.  Not less than ten (10) days nor more than sixty (60) days before the date of every stockholder’s meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.  Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.  Such further notice, if any, shall be given as may be required by law.

Section 4.               Waiver of Notice.  Any stockholder may waive notice of any stockholder’s meeting before or after the meeting.  The waiver must be in writing, signed by the stockholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A stockholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or his or her proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his or her proxy objects to considering the matter before it is voted upon.

Section 5.               Advance Notice.

(a)           Annual Meetings.

(1)           Only persons who are nominated in accordance with the provisions set forth in this Section 5(a) shall be eligible to be elected as a director at an annual meeting of stockholders.  Nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) as otherwise properly brought before such annual meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided for in Section 5(a)(2), who shall be entitled to vote for the election of directors at such annual meeting and who complies with the notice procedures set forth in Section 5(a)(2).

(2)           Nominations of directors under Section 5(a)(1), other than those made by or at the direction of the Board of Directors, shall be made by timely notice of such nomination in writing to the Secretary.  Such notice:

(i)            Shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then to be timely notice by a stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and

(ii)           Shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director:

a.             Such person’s name, age, address (business and residence) and principal occupation or employment (present and for the past five years);

b.             The number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any other ownership interest in the securities of the Corporation, whether economic or otherwise, including derivatives and hedges;

c.             Any other information relating to such person that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to Section 14(a) of the Exchange Act;

d.             Such person’s written consent to being named as nominee and to serving as a director if elected; and

e.             Such person’s written consent to provide information that the Board of Directors reasonably requests to determine the qualifications of such person to serve as a director of the Corporation, including, but not limited to, whether such person qualifies as an independent director under the Corporation’s categorical standards; and

(iii)          Shall set forth as to the stockholder giving the notice:

a.             The name and address (business and residence) of such person and of any of such person’s Stockholder Associated Persons (as defined in Section 5(a)(5) below);

b.             The number of shares of the Corporation such person and any of such person’s Stockholder Associated Persons beneficially own (as such term is defined by Section 13(d) of the Exchange Act) and any other ownership interest in the securities of the Corporation, whether economic or otherwise, including derivatives and hedges (including whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such person or any of such person’s Stockholder Associated Persons with respect to the Corporation’s securities).

(3)           At any annual meeting of stockholders, only business that is properly brought before such annual meeting may be presented to and acted upon by the stockholders.  To be properly brought before an annual meeting of stockholders, business must be (i) specified in the notice of annual meeting (or in any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before such annual meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided for in Section 5(a)(4), who shall be entitled to vote for the proposed action at such annual meeting and who complies with the notice procedures set forth in Section 5(a)(4).

(4)           In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of such business in writing to the Secretary.  Such notice:

(i)            Shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then to be timely notice by a stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and

(ii)           Shall set forth as to each matter the stockholder proposes to bring before the meeting:

a.             A brief description of the business desired to be brought before the meeting; and

b.             The reason for bringing such business before the meeting; and

(iii)          Shall set forth as to the stockholder giving the notice:

a.             The name and address (business and residence) of such person and of any such person’s Stockholder Associated Persons;

b.             The number of shares of the Corporation such person and any of such person’s Stockholder Associated Persons beneficially own (as such term is defined by Section 13(d) of the Exchange Act) and any other ownership interest in the securities of the Corporation, whether economic or otherwise, including derivatives and hedges (including whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such person or any of such person’s Stockholder Associated Persons with respect to the Corporation’s securities); and

c.             Any material interest of such person or any of such person’s Stockholder Associated Persons in such business other than his interest as stockholder of the Corporation.

(5)           For the purposes of this Section 5, “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(6)           Notwithstanding anything in these Bylaws to the contrary, (i) no person shall be eligible for election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 5(a), and (ii) no business will be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 5(a).  In the event that a stockholder attempts to nominate a person for election as a director at an annual meeting of stockholders or bring business before an annual meeting of stockholders without complying with the provisions of this Section 5(a), the chairman of the meeting may, if the facts warrant, determine that the nomination was not properly made or that the business was not properly brought before the meeting in accordance with the foregoing procedures, declare the same at the meeting and declare that such defective nomination shall be disregarded or that such business will not be transacted.

(7)           Notwithstanding any notice of the annual meeting of stockholders sent to stockholders on behalf of the Corporation, a stockholder must comply with this Section 5(a) to make any nomination of a person for election as a director or to conduct business at any annual meeting of stockholders.  If the stockholder’s proposed business, including nomination of a person for election as a director, is the same or relates to business brought by the Corporation and included in its annual meeting notice, the stockholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary pursuant to this Section 5(a).

(8)           Nothing in this Section 5(a) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and nothing in Section 5(a) is modified by Rule 14a-8 under the Exchange Act.

(b)          Special Meetings.

(1)           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice as provided for in Section 5(b)(2), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 5(b)(2).

(2)           Nominations of directors under Subparagraph (ii) in Section 5(b)(1) shall be made by timely notice of such nomination in writing to the Secretary.  Such notice shall contain the information required by Sections 5(a)(2)(ii) and 5(a)(2)(iii) and shall be delivered to, or mailed and received at, the principal offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting is first made.

(3)           Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation at a special meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 5(b).  In the event that a stockholder attempts to nominate a person for election as a director at a special meeting of stockholders without complying with the provisions of this Section 5(b), the chairman of the meeting may, if the facts warrant, determine that the nomination was not properly made in accordance with the foregoing procedures, declare the same at the meeting and declare that such defective nomination shall be disregarded.

Section 6.               Quorum.  Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who will be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Corporation’s Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, including by any certificate of designation, the “Certificate of Incorporation”) or by these Bylaws.

Section 7.               Adjournment of Meetings.  If less than a quorum is in attendance at the time for which a meeting is called, the meeting may adjourn by a majority vote of the stockholders present or represented by proxy and entitled to vote at the meeting, without notice other than announcement at such meeting, until a quorum is in attendance.  Any meeting at which a quorum is present may also be adjourned in like manner and for the amount of time as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote.  At any adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 8.               Voting List.  The Secretary will have made, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder.  The list will be open at either (a) a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or (b) if not so specified, at the place the meeting is to be held, for said ten (10) days, as well as at the time and place of such meeting, and will be subject to the inspection of any stockholder.

Section 9.               Voting.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.  Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock (or such other number of votes as shall be provided in the Certificate of Incorporation, including any certificate of designation, with respect to any class or series of stock) registered in his or her name on the record of stockholders.  At all meetings of stockholders, all matters will be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter, except as otherwise provided by statute and except that directors shall be elected by a plurality vote.  Voting at meetings of stockholders need not be by written ballot.

Section 10.             Record Date of Stockholders.  The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give consent.  Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting of stockholders, and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, or to give the consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after the record date fixed in accordance with this Section 10.

Section 11.             Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (a) is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and (b) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

Section 12.             Conduct of Meetings.  The Chairman of the Board of Directors, or in his or her absence the Chief Executive Officer or any Vice President designated by the Chairman of the Board of Directors, shall preside at all regular or special meetings of stockholders.  To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings.  The Secretary of the Corporation will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting.

ARTICLE III
DIRECTORS

Section 1.               Number and Qualifications.  The Board of Directors will consist of the number as may be fixed from time to time by resolution of the Board of Directors; provided, however, that such number shall be no fewer than three (3) and no more than fifteen (15).  The directors need not be stockholders.  No reduction in the number of directors constituting the Board of Directors shall result in the removal of any director from the board during such director’s term of office in the absence of stockholder action required by Section 3 of this Article III.

Section 2.               Election and Duration of Office.  Upon the effectiveness of the Corporation’s Amended and Restated Certificate of Incorporation by filing with the Secretary of State of the State of Delaware at or about the time of the closing of the Corporation’s initial public offering of its Common Stock, $0.01 par value per share (the “Effective Time”), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III.  The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.  The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification.  To the extent any additional directors are elected or appointed prior to the Corporation’s first annual meeting of stockholders after the Effective Time, the Board of Directors, by resolution, shall determine the class of such additional directors.  The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders after the Effective Time, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders after the Effective Time, and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders after the Effective Time.  Commencing at the first annual meeting of stockholders after the Effective Time, and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such annual meeting of stockholders shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.  All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.  A director whose term has expired may be re-elected for additional terms.

Section 3.               Removal and Resignation of Directors.  A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.  A director may resign at any time upon written notice to the Corporation. Such resignation will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary.  The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

Section 4.               Filling of Vacancies.  Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy shall hold office for a term that shall coincide with the of the class to which such director shall have been elected.  Any person elected to fill a vacancy will hold office, subject to the right of removal as provided in these Bylaws, until his or her successor is elected and qualified.

Section 5.               Chairman of the Board of Directors.  The Chairman of the Board of Directors (if one is elected) will be a director and will preside at all meetings of the Board of Directors at which he or she is present, and will have the powers and perform the duties as may from time to time be assigned to him or her by the Board of Directors.  A director that is not otherwise an officer of the Corporation that is elected to be Chairman of the Board of Directors shall not be deemed an officer of the Corporation by virtue of such election.

Section 6.               Regular Meetings.  The Board of Directors will hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 7.               Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or President.

Section 8.               Notice and Place of Meetings.  Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting will be provided upon at least two (2) hours notice to each director, either personally, by telephone, mail, telecopy or e-mail, which notice shall set forth the date, time and place of such special meeting.  No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present and no notice of regular meetings will be required if set by the Board of Directors at least one week prior to such meeting.

Section 9.               Business Transacted at Meetings, etc.  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 10.             Quorum.  A majority of the Board of Directors at any time in office will constitute a quorum.  At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws.  The members of the Board will act only as the Board and the individual members of the Board will not have any powers in their individual capacities.

Section 11.             Compensation.  The directors may receive a fixed annual fee for their services as directors, which will be set from time to time by resolution of the Board of Directors.  The Board of Directors may also receive a fixed fee and expenses for attendance at each meeting, as set from time to time by resolution of the Board of Directors.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.             Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13.             Meetings Through Use of Communications Equipment.  Members of the Board of Directors, or any committee designated by the Board of Directors, will, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in  the meeting can hear each other, and this participation will constitute presence in person at the meeting.

ARTICLE IV
COMMITTEES

Section 1.               Executive Committee.  The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which committee will, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the General Corporation Law of the state of Delaware, and will have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 2.               Audit Committee.  The Board of Directors shall, by resolution passed by a majority of the entire Board of Directors, designate the directors to constitute an Audit Committee.  The composition, responsibilities and procedures of the Audit Committee shall be as set forth in the Audit Committee Charter, as in effect from time to time pursuant to the resolution of the Board of Directors.

Any member of the Audit Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Audit Committee.

Any vacancy in the Audit Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 3.               Other Committees.  Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of these committees may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee.  Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 4.               Resignation.  Any member of a committee may resign at any time.  This resignation will be made in writing and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary.  The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

Section 5.               Quorum.  One half of the members of a committee, but in no event less than two, shall constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.  The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 6.               Record of Proceedings, etc.  Each committee will keep a record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors.

Section 7.               Organization, Meetings, Notices, etc.  A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon.  Each committee may make rules as it deems expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Executive Committee, or stated in a written charter for the committee, any notice of a meeting of a committee may be given in the manner described in Article III, Section 8 above.

Section 8.               Compensation.  The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V
OFFICERS

Section 1.               Number.  The officers of the Corporation shall be a Chief Executive Officer and a President, and may include a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2.               Election, Term of Office and Qualifications.  The officers, except as provided in Section 3 of this Article V, will be chosen annually by the Board of Directors.  Each officer will, except as otherwise provided in the Bylaws, hold office until his or her successor is chosen and qualified.  The Chairman of the Board of Directors, if any, will be a director of the Corporation, and should he or she cease to be a director, he or she shall ipso facto cease to be

Chairman.  Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3.               Other Officers.  Other officers, including one or more additional Vice Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4.               Removal of Officers.  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5.               Resignation.  Any officer of the Corporation may resign at any time.  This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary.  The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

Section 6.               Filling of Vacancies.  A vacancy in any office may be filled by the Board of Directors or by the authority appointing the predecessor in such office.  The Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 7.               Compensation.  The compensation of the officers will be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8.               Chief Executive Officer.  The Chief Executive Officer will, when present, preside at all meetings of the stockholders.  The Chief Executive Officer will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  He or she will be the chief executive officer of the Corporation, and will have the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer including such duties as may be prescribed from time to time by the Board of Directors.

Section 9.               President.  The President will, when present, preside at all meetings of the stockholders at which the Chief Executive Officer is not present.  The President will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  He or she will assist the Chief Executive Officer (and, in the Chief Executive Officer’s absence, act as Chief Executive Officer) in the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of President, subject to the direction of the Chief Executive Officer.

Section 10.             Vice Presidents.  The Vice Presidents, or any of them, will, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in the absence of both the Chief Executive Officer and the President, or in case of their inability to perform their duties from any cause, perform the duties of the Chief Executive Officer and, when so acting, will have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The Vice Presidents will also perform the other duties that may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11.             Chief Financial Officer.  Subject to the direction of the Board of Directors, the Chief Executive Officer and the President, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer.

Section 12.             Secretary.  The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books provided for that purpose.  He or she may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal.  The Secretary will perform the duties and have all other powers that are incident to the office of Secretary, or as may from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these Bylaws.

Section 13.             Treasurer.  The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession.  He or she may endorse on behalf of the Corporation for collection, checks, notes and other obligations and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation.  He or she will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts.  The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors.

ARTICLE VI
CAPITAL STOCK

Section 1.               Issue of Certificates of Stock.  The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware.  Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of capital stock of the Corporation.  Certificates of capital stock will be in the form approved by the Board of Directors.  Certificates will be numbered in the order of their issue and will be signed by the Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificates, provided, however, that the signature of the Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

Section 2.               Registration and Transfer of Shares.  The shares of capital stock of the Corporation shall be issued in registered form.  The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, and, if such shares are certificated, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, if such shares are certificated, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record shall be made of each transfer.  A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 3.               Lost, Destroyed and Mutilated Certificates.  The holder of any stock of the Corporation, if such shares are certificated, will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates.  The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

Section 4.               Transfer Agent and Registrar; Regulations.  The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any.  The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5.               Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
DIVIDENDS, SURPLUS, ETC.

Section 1.               General Discretion of Directors.  The Board of Directors will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 1.               Fiscal Year.  The fiscal year of the Corporation shall consist of 52 or 53 weeks ending on the Saturday closest to December 31 in each year.

Section 2.               Corporate Seal.  The corporate seal will be in the form approved by the Board of Directors and may be altered at their pleasure.  The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 3.               Notices.  Except as otherwise expressly provided, any notice required to be given by these Bylaws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, or sent by facsimile.

Section 4.               Waiver of Notice.  Any stockholder or director may at any time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these Bylaws, and if any stockholder or director is present at any meeting his or her presence will constitute a waiver of notice.

Section 5.               Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors.

Section 6.               Voting Stock of Other Corporations.  Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President and the Treasurer have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder.  The Chief Executive Officer, the President or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present.  The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

ARTICLE IX
AMENDMENTS

The Board of Directors will have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders will have power to rescind, alter, amend or repeal any Bylaws made by the Board of Directors, and to enact Bylaws that will not be rescinded, altered, amended or repealed by the Board of Directors.  Notice of the proposal to make, amend or repeal any provision of these Bylaws will be included in the notice of any meeting of the stockholders or the Board of Directors at which the action is to be considered.

Dated:  October 30, 2012